Exhibit 10.1

Execution Version

TWELFTH AMENDMENT TO CREDIT AGREEMENT

This Twelfth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 14th day of May, 2019, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to Borrower;

The parties desire to enter into this Amendment to (i) permit any Credit Party to own and acquire future Oil and Gas Properties located in Ecuador and (ii) make certain other amendments and modifications, in each case upon the terms and conditions set forth herein and in each case to be effective as of the Twelfth Amendment Effective Date (as defined below).

WHEREAS, the Administrative Agent, Borrower and the Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereto hereby agree as follows:

Section 1.      Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement and the schedules, annexes and the exhibits to the Credit Agreement and the other Loan Documents are, effective as of the Twelfth Amendment Effective Date, hereby amended in the manner provided in this Section 1.

1.1           Amendments to Section 1.02.

(a)       Section 1.02 of the Credit Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:

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“Ecuadorian Oil and Gas Properties” means Oil and Gas Properties of the Credit Parties located in Ecuador.

“Twelfth Amendment” means that certain Twelfth Amendment to Credit Agreement, dated as of the Twelfth Amendment Effective Date, by and among the Borrower, the Parent and the Lenders party thereto.

“Twelfth Amendment Effective Date” means May 14, 2019.

(b)       Section 1.02 of the Credit Agreement is hereby amended to amended and restate the following definition to read as follows:

“Available Amount” means, at any date of determination, an aggregate amount equal to (a) the amount equal to the sum, determined on a cumulative basis, of (i) the Available Amount Cap, plus (ii) the amount of (A) cash distributions received by the Parent, the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary or any minority Investment, (B) cash repayment received by the Parent, the Borrower or any Restricted Subsidiaries in respect of any Investment constituting a loan or advance, or (C) cash receipts (whether as distributions or returns) or income, in either case, from any Investment made pursuant to clause (z) of Section 9.05(l), in each case to the extent such distributions, repayments or income are, within 180 days from the date of receipt thereof, invested in Investments permitted by Sections 9.05(h), (j) or (l); minus (b) the amount of dollars used to make Investments to pursuant to Section 9.05(e)(ii) (exclusive of any amounts of such Investments in which the Administrative Agent has a first priority perfected security interest) or Section 9.05(l).

(c)       Section 1.02 of the Credit Agreement is hereby amended to amend the definition of “Consolidated Net Income” to (i) delete “and” immediately before “(e)” therein and insert in lieu thereof “;” and (ii) insert “and (f) any net income attributable to (including net income received as a result of the ownership of) Ecuadorian Oil and Gas Properties (other than to the extent actually received in cash by the Parent or a Consolidated Restricted Subsidiary; provided that the Borrower shall, together with the financial statements required pursuant to Section 8.01(d), provide a certificate executed by a Responsible Officer certifying (i) as to such amount to be included in the calculation of Consolidated Net Income in such applicable period and (ii) that such received amounts received by such Person are attributable to Ecuadorian Oil and Gas Properties and attaching thereto supporting information reasonably acceptable to the Administrative Agent)” immediately before “; and provided” therein.

(d)       Section 1.02 of the Credit Agreement is hereby amended to amend and restate clause (g) in the definition of “Oil and Gas Properties” to read in its entirety as follows:

“(g)     all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, gathering systems, gathering lines, pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.”

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1.2           Amendment to Section 8.01(d). Section 8.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“(d) Certificate of Financial Officer – Consolidating Information. If, at any time (a) all of the Consolidated Subsidiaries of the Parent are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a consolidated balance sheet and a consolidated income statement that each include only the consolidated financial results of the Restricted Subsidiaries and exclude all financial results from any Unrestricted Subsidiaries or (b) either the Parent or any Consolidated Subsidiary owns Ecuadorian Oil and Gas Properties and allocates expenses (including general and administrative expenses) to, or receives cash (whether as distributions or returns on Investment) which is included in the Parent’s Consolidated Net Income from, the ownership of any such Ecuadorian Oil and Gas Properties, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a consolidated balance sheet and a consolidated income statement that each include only the consolidated financial results of the Consolidated Subsidiaries excluding such cash from, or expenses allocated to, the ownership of such Ecuadorian Oil and Gas Properties, together with supplemental financial information necessary to eliminate such net income and expenses and in each case in form and substance reasonably acceptable to the Administrative Agent.”

1.3           Amendment to Section 8.14(b). Section 8.14(b) of the Credit Agreement is hereby amended to insert “or any Ecuadorian Oil and Gas Property” immediately after “(as defined in the Guaranty Agreement)” therein.

1.4           Amendment to Section 9.02(g). Section 9.02(g) of the Credit Agreement is hereby amended by changing the reference to “$500,000,000” in clause (i) thereof to “$1,000,000,000”.

1.5           Amendment to Section 9.05(h). Section 9.05(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(h) Investments in direct ownership interests in additional Oil and Gas Properties; provided that no Default shall have occurred and be continuing or would result therefrom.”

1.6           Amendment to Section 9.05(l). Section 9.05(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(l)       Investments in (x) Unrestricted Subsidiaries, (y) Persons that are not Subsidiaries and (z) Ecuadorian Oil and Gas Properties, in each case, made with all or a portion of the Available Amount on the date that a Responsible Officer of the Parent elects to apply all or a portion thereof to this Section 9.05(l); provided that in each case of the foregoing clauses (x) through (z), (i) after giving effect to such Investment on a pro forma basis, the Senior Secured Leverage Ratio shall not be greater than 2.75 to 1.00 and (ii) after giving effect to any such Investment, the Borrowing Base Utilization Percentage shall not exceed seventy-five percent (75%).”

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1.7           Amendment to Section 9.05. Section 9.05 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof:

“For the avoidance of doubt, (a) Investments in Ecuadorian Oil and Gas Properties shall only be permitted pursuant to Section 9.05(l) and (b) notwithstanding anything in this Agreement to the contrary, any acquisition of Ecuadorian Oil and Gas Properties, whether by the direct ownership thereof, the execution of any lease or concession agreement therefor, the commitment to any work program therefor or otherwise, shall be deemed to be an “Investment” for purposes of this Agreement.”

1.8           Amendment to Section 9.06(c). Section 9.06(c) of the Credit Agreement is hereby amended by changing the reference to “Colombia or Mexico” thereof to “Colombia, Mexico or Ecuador”.

Section 2.      Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Twelfth Amendment Effective Date”):

2.1           Counterparts. Administrative Agent shall have received from the Lenders constituting at least the Majority Revolving Credit Lenders, the Parent, the Borrower and Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

2.2           Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that (i) on the date hereof, no Default or Borrowing Base Deficiency has occurred and is continuing, and after the Borrower designates each of Vetra Southeast SLU (“VETRA-SLU”) and Southeast Investment Corporation (“SIC”) as Unrestricted Subsidiaries, no Default or Borrowing Base Deficiency will occur, and (ii) such designation described in clause (i) herein (x) is a permitted Investment pursuant to Section 9.05(l) of the Credit Agreement and (y) is a disposition of assets pursuant to Section 9.11(d)(iii) of the Credit Agreement.

2.3           Fees and Expenses. The Borrower shall have paid to the Administrative Agent all fees and expenses required to be paid by the Borrower under Section 12.03 of the Credit Agreement.

2.4           Representations and Warranties. Each representation and warranty of the Parent and the Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

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Section 3.      Representations and Warranties of Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to Lenders and Administrative Agent as follows:

3.1           Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Credit Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

3.2           Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

3.3           Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by such Credit Party of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, such Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon such Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made such Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Loan Documents).

3.4           Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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3.5           Acknowledgment of No Defenses. Such Credit Party acknowledges that it has no defense to (a) such Credit Party’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against such Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

Section 4.      Miscellaneous.

4.1           Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

4.2           Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3           Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party, the Administrative Agent and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

4.4           Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.5           Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.6           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature pages to follow]

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BORROWER:	gran tierra energy international
holdings ltd.

	By:	/s/ Manuel Antonio Buitrago Vives
	Name:	Manuel Antonio Buitrago Vives
	Title:	Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
	Name:	Ryan Ellson
	Title:	Chief Financial Officer

Signature Page – Twelfth Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

By:	/s/ Daniel Alexander Marino Gracian
Name:	Daniel Alexander Marino Gracian
Title:	Director, International Banking

By:	/s/ Ana Cecilia Espinoza Milla
Name:	Ana Cecilia Espinoza Milla
Title:	Director, International Banking

Signature Page – Twelfth Amendment

LENDERS:

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Daniel Alexander Marino Gracian
Name:	Daniel Alexander Marino Gracian
Title:	Director, International Banking

By:	/s/ Ana Cecilia Espinoza Milla
Name:	Ana Cecilia Espinoza Milla
Title:	Director, International Banking

Signature Page – Twelfth Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page – Twelfth Amendment

HSBC BANK CANADA,
as a Lender

By:	/s/ Duncan Levy
Name:	Duncan Levy
Title:	Director, Global Banking

By:	/s/ Jason Lang
Name:	Jason Lang
Title:	Director, Global Banking

Signature Page – Twelfth Amendment

EXPORT DEVELOPMENT CANADA,
as a Lender

By:	/s/ Ashley Glen
Name:	Ashley Glen
Title:	Project Finance Manager
Structured and Project Finance

By:	/s/ Frank Kelly
Name:	Frank Kelly
Title:	Director, Extractive Industries
Structured and Project Finance

Signature Page – Twelfth Amendment

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Maria E. Hushovd
Name:	Maria E. Hushovd
Title:	Authorized Signatory

Signature Page – Twelfth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By:	/s/ Ryan Shea
Name:	Ryan Shea
Title:	Director

By:	/s/ Graydon Falls
Name:	Graydon Falls
Title:	Executive Director

Signature Page – Twelfth Amendment